Exhibit 99.1
April 29, 2019

BBVA Compass reports first quarter results

•	Net income for the quarter totaled $141 million

◦	Net income declined 32 percent from a year ago as an increase in operating income[1] was offset by higher provision expense

◦	Return on average assets and return on average tangible equity[1] for the quarter were 0.61 percent and 6.64 percent, respectively

•	Total revenue increased 6 percent from prior year levels

◦	Net interest income increased $60 million or 10 percent from year ago levels

◦	Percent net interest margin (FTE) up 14 basis points from the year ago quarter and 4 basis points from fourth quarter 2018 levels

•	Noninterest expense growth well contained at 3 percent; efficiency ratio improves 147 basis points to 61.58 percent

•	Positive operating leverage results in record quarterly operating income[1] of $359 million in the quarter, up 13 percent from a year ago and 9 percent on a linked quarter annualized basis

•	Deposit growth fully funds increase in loan portfolio

◦	Total loans of $65.0 billion up 4 percent

◦	Total deposits of $74.4 billion up 6 percent from a year ago and 12 percent on a linked quarter annualized basis

•	Credit quality metrics remain sound despite isolated one-offs; allowance to loan ratio at 1.52 percent compared to 1.36 percent at the end of 2018

◦	Nonperforming loan ratio at 1.34 percent compared to 1.24 percent at the end of 2018 and 1.11 percent at the end of the first quarter of 2018

◦	Net charge off ratio of 63 basis points down from 68 basis points in the fourth quarter of 2018 and up from 44 basis points for the first quarter of 2018

◦	Provision expense in the quarter exceeded net charge-offs by $81 million

•	Capital position remains strong; Common Equity Tier 1 capital ratio[2] rose to 12.34 percent, up 34 basis points from year-end 2018

BBVA Compass Bancshares, Inc., a Sunbelt-based bank holding company (BBVA Compass), reported today net income of $141 million for the first quarter of 2019 compared to earnings of $209 million in the first quarter of 2018. Return on average assets and return on average tangible equity1 for the first quarter of 2019 were 0.61 percent and 6.64 percent, respectively.
“Our results for the first quarter of 2019 continue to reflect positive operating leverage as we delivered record operating income in the quarter,” said Javier Rodríguez Soler, president and CEO of BBVA Compass. “Revenue growth was driven by a double digit increase in net interest income and expense growth was well contained. Loan growth was modest but, most importantly, was fully funded by deposit growth as we continued to successfully grow and deepen our deposit relationships. While provision levels in the quarter were elevated, the overall health of our loan portfolio remains strong. As we continue to navigate the challenging environment, our focus remains on being at the forefront of the digital transformation in our industry and using technology to improve efficiency and provide our customers with amazing experiences.”
Total revenue for the quarter was $932 million, an increase of 6 percent from the first quarter of 2018. Net interest income totaled $683 million, an increase of $60 million or 10 percent from the first quarter of 2018, and an annualized increase of 1 percent on a linked quarter basis. The percent net interest margin in the first quarter of 2019 was 3.41 percent, an increase of 14 basis points from a year ago and 4 basis points on a linked quarter basis. “The increase in net interest income reflects higher short-term market rates and growth in higher-yielding loans, partially offset by higher funding costs as customers continue to migrate into interest bearing accounts and the competitive landscape for deposits,” noted Rodríguez Soler.
Noninterest income for the quarter totaled $258 million, relatively unchanged from first quarter of 2018 levels. Fee-based businesses reported positive growth including card and merchant processing fees (+16 percent), service charges on deposit accounts (+5 percent) and money transfer income (+6 percent). Conversely, interest rate sensitive businesses and weaker demand impacted corporate and correspondent investment sales (-43 percent), investment banking and advisory fees (-21 percent) and investment services sales (-11 percent). During the quarter investment securities gains, net totaled $9.0 million.
Expense growth was well managed as noninterest expense totaled $582 million, a 3 percent increase compared to first quarter 2018 levels and down 13 percent on a linked quarter annualized basis. As a result of this positive operating leverage, operating income1 for the quarter totaled a record $359 million, an increase of $41 million or 13 percent from the first quarter of 2018, and the efficiency ratio improved 147 basis points to 61.58 percent compared to 63.05 percent in the first quarter of 2018.
In terms of balance sheet growth, total loans for the first quarter of 2019 were $65.0 billion, an increase of 4 percent from the $62.3 billion at the end of the first quarter of 2018. On a reported basis, total commercial loans were flat versus a year ago. However, during the first quarter approximately $1.2 billion of commercial loans were transferred to loans held for sale. Adjusting for the impact of this transfer, the year-over-year increase in commercial loans was 3 percent. Total consumer loans grew 6 percent, led by increased activity in direct consumer lending (+36 percent), credit cards (+27 percent) and indirect auto lending (+14 percent). Although year-over-year growth in these portfolios was at double-digit rates, compared to previous quarters the pace of growth slowed, particularly compared to the fourth quarter of 2018.
Total deposits at the end of the first quarter of 2019 were $74.4 billion, a 6 percent increase from the $69.9 billion at the end of the first quarter of 2018. Noninterest bearing demand deposits declined 6 percent as customers continue to shift from demand deposits into interest bearing accounts. As a result, interest bearing transactions accounts (savings, money market and interest bearing checking) increased 11 percent compared to a year ago. Deposit growth at $4.4 billion fully funded loan growth of $2.7 billion. Consequently, the loan to deposit ratio ended the quarter at 87 percent compared to 89 percent a year ago.
“While loan growth is important, maintaining sound underwriting standards and a strong risk profile is one of our highest priorities,” noted Rodríguez Soler. “During the quarter we recorded a meaningful increase in provision expense to address isolated, one-off issues in our commercial and consumer loan portfolios.”
Nonperforming loans as a percentage of total loans ended the quarter at 1.34 percent compared to 1.24 percent at the end of the fourth quarter of 2018 and 1.11 percent at the end of the first quarter of 2018. The increase in nonperforming loans during the quarter was primarily due to a handful of unrelated commercial credits. Net charge-offs as a percentage of average loans were 63 basis points in the quarter, down from 68 basis points in the fourth quarter of 2018 and up from the 44 basis points recorded during the first quarter of 2018. The increase in net charge-offs over the past two quarters was primarily the result of increased charge-offs in certain consumer portfolios reflecting growth in those portfolios as well as the further seasoning of newly established consumer direct portfolio product offerings. Provision expense for the quarter was $182 million, exceeding net charge-offs by $81 million. As a result, the allowance for loan losses as a percentage of total loans at the end of the quarter was 1.52 percent, up from 1.36 percent at the end of the fourth quarter of 2018 and 1.34 percent at the end of the first quarter of 2018. The coverage ratio of nonperforming loans ended the quarter at 111 percent.
Total shareholder's equity at the end of the first quarter of 2019 totaled $13.7 billion, a 4 percent increase from $13.1 billion at the end of the first quarter of 2018. The CET1 ratio stood at 12.34 percent2 at the end of the first quarter of 2019, up 26 basis points from the end of the first quarter of 2018. All of BBVA Compass’ regulatory capital ratios2 continue to significantly exceed the requirements under “well-capitalized” guidelines.
During the first quarter, BBVA Compass was named by Global Finance magazine as top treasury and cash management provider for the Southwest in the category of Best US Regional Middle Market providers. BBVA Compass was recognized for the annual award from Global Finance for its customer service, competitive pricing, product innovation and the extent to which the bank differentiated itself from competitors.
BBVA Compass also announced that the Federal Reserve Bank of Atlanta rated it "Outstanding" for CRA performance for its most recent examination period encompassing 2015 to 2017. The bank achieved "excellent performance" for community development lending and investments, and "high satisfactory" for service.
The evaluation cited several reasons for BBVA Compass' overall 'Outstanding' rating, including the bank's excellent responsiveness to credit needs and the distribution of loans among borrowers of different income levels and businesses of different revenue sizes. In addition, BBVA Compass demonstrated leadership in making community development loans and investments, as well as leadership in providing community development services.
________________________
1 Return on average tangible equity and operating income are non-GAAP financial measures we believe aid in understanding certain areas of our performance. The calculation of these measures is included on the page titled Non-GAAP Reconciliation.
2 Regulatory capital ratios at March 31, 2019, are estimated.
FTE - fully taxable equivalent

Contact Details:
Christina Anderson	Ed Bilek
External Communications	Investor Relations
Tel. 205.524.5214	Tel. 205.297.3331
christina.anderson@bbva.com	ed.bilek@bbva.com

About BBVA Compass
BBVA Compass is a Sunbelt-based financial institution that operates 641 branches, including 329 in Texas, 89 in Alabama, 63 in Arizona, 61 in California, 45 in Florida, 37 in Colorado and 17 in New Mexico. BBVA Compass ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (6th). BBVA Compass has been recognized as one of the leading small business lenders by the Small Business Administration (SBA) and ranked 8th nationally in terms of dollar volume of SBA loans originated in fiscal year 2018. Additional information about BBVA Compass can be found under the Investor Relations tab at bbvacompass.com, by following @BBVACompassNews on Twitter or visiting newsroom.bbvacompass.com.

About BBVA Group
BBVA (NYSE: BBVA) is a customer-centric global financial services group founded in 1857. The Group has a strong leadership position in the Spanish market, is the largest financial institution in Mexico, it has leading franchises in South America and the Sunbelt Region of the United States; and it is also the leading shareholder in Garanti, Turkey’s biggest bank for market capitalization. Its diversified business is focused on high-growth markets and it relies on technology as a key sustainable competitive advantage. Corporate responsibility is at the core of its business model. BBVA fosters financial education and inclusion, and supports scientific research and culture. It operates with the highest integrity, a long-term vision and applies the best practices. More information about BBVA Group can be found at bbva.com.

On March 28, 2019, BBVA filed its annual report on Form 20-F for the year ended December 31, 2018, with the U.S. Securities and Exchange Commission. A copy can be accessed on the BBVA website at https://shareholdersandinvestors.bbva.com/the-share/adrs-english/. Holders of BBVA’s American Depositary Receipts (ADRs) may request a hard copy of the Form 20-F for the year ended December 31, 2018, including complete audited financial statements, free of charge. To request a copy, contact Ed Bilek at ed.bilek@bbva.com.

Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements about BBVA Compass Bancshares, Inc. (the “Company”) and its industry that involve substantial risks and uncertainties. The use of “we,” “our” and similar terms refer to the Company. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward-looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law or regulation. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2019, as updated by our subsequent SEC filings

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended March 31,		%
	2019	2018	Change
EARNINGS SUMMARY
Net interest income	$683,089	$622,605	10
Noninterest income [a]	248,802	257,825	(3)
Total revenue [a]	931,891	880,430	6
Investment securities gain, net	8,958	—	NM
Provision for loan losses	182,292	57,029	220
Noninterest expense	581,973	562,913	3
Pretax income	176,584	260,488	(32)
Income tax expense	35,603	51,798	(31)
Net income	140,981	208,690	(32)
Net income attributable to noncontrolling interests	556	461	21
Net income attributable to BBVA Compass Bancshares, Inc.	$140,425	$208,229	(33)

SELECTED RATIOS
Return on average assets	0.61%	0.96%
Return on average tangible equity [b]	6.64	10.51
Efficiency ratio [b]	61.58	63.05
Average common equity to average assets	14.39	14.62
Average loans to average total deposits	90.69	89.61
Common equity tier I capital (CET1) [c]	12.34	12.08
Tier I capital ratio [c]	12.67	12.43
Total capital ratio [c]	14.81	14.67
Leverage ratio [c]	10.05	10.12
[a] Excludes net gain on sales of investment securities.
[b] Non-GAAP financial measure that we believe aids in understanding certain areas of our performance. The calculation of this measure is included on the page titled Non-GAAP Reconciliation.
[c] Current period regulatory capital ratios are estimated.
NM = Not meaningful

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Average for Three Months			Ending Balance
	Ended March 31,		%	March 31,		%
	2019	2018	Change	2019	2018	Change
BALANCE SHEET HIGHLIGHTS
Total loans	$65,482,395	$62,200,448	5	$65,031,366	$62,284,262	4
Total debt securities	13,768,787	13,192,627	4	13,872,059	13,409,881	3
Earning assets	82,503,041	78,612,940	5	84,356,100	78,733,347	7
Total assets	92,985,876	87,770,909	6	93,842,586	87,608,502	7
Noninterest bearing demand deposits	20,183,069	21,581,905	(6)	20,403,716	21,792,498	(6)
Interest bearing transaction accounts	35,904,264	33,721,948	6	38,018,421	34,344,230	11
Total transaction accounts	56,087,333	55,303,853	1	58,422,137	56,136,728	4
Total deposits	72,203,842	69,413,803	4	74,380,308	69,940,412	6
Total shareholder's equity	13,640,655	13,090,418	4	13,727,537	13,144,139	4

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	2019	2018
	March 31	December 31	September 30	June 30	March 31
NONPERFORMING ASSETS
Nonaccrual loans [a]	$806,644	$751,486	$628,159	$662,991	$647,210
Loans 90 days or more past due [b]	63,880	59,549	44,765	39,143	45,904
TDRs 90 days or more past due	370	411	444	491	700
Total nonperforming loans [a]	870,894	811,446	673,368	702,625	693,814
Other real estate owned, net (OREO)	14,983	16,869	18,706	16,499	16,147
Other repossessed assets	11,225	12,031	9,875	13,117	11,278
Total nonperforming assets	$897,102	$840,346	$701,949	$732,241	$721,239

TDRs accruing and past due less than 90 days	$111,671	$109,190	$92,606	$99,251	$101,285

Total nonperforming loans as a % of loans	1.34%	1.24%	1.04%	1.11%	1.11%
Total nonperforming assets as a % of total loans, other real estate, and other repossessed assets	1.38	1.29	1.09	1.16	1.16
[a] Includes loans held for sale.
[b] Excludes loans classified as troubled debt restructuring (TDRs).

	Three Months Ended
	2019	2018
	March 31	December 31	September 30	June 30	March 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$885,242	$875,393	$860,000	$832,071	$842,760
Net charge-offs (NCO)	101,512	112,298	79,571	63,351	67,718
Provision for loan losses	182,292	122,147	94,964	91,280	57,029
Balance at end of period	$966,022	$885,242	$875,393	$860,000	$832,071

Allowance for loan losses as a % of total loans	1.52%	1.36%	1.36%	1.36%	1.34%
Allowance for loan losses as a % of nonperforming loans [c]	110.92	109.09	130.00	122.40	119.93
Allowance for loan losses as a % of nonperforming assets [c]	107.68	105.34	124.71	117.45	115.37

Annualized as a % of average loans:
NCO - QTD	0.63	0.68	0.49	0.40	0.44
NCO - YTD	0.63	0.51	0.45	0.42	0.44
[c] Includes loans held for sale that are on nonaccrual status.

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended March 31,
	2019			2018
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$65,482,395	$812,415	5.03%	$62,200,448	$674,830	4.40%
Debt securities available for sale [a]	9,922,400	53,522	2.19	11,424,405	56,605	2.01
Debt securities held to maturity	4,034,292	30,765	3.09	1,996,409	13,902	2.82
Other earning assets [b]	3,251,859	23,507	2.93	3,219,865	12,626	1.59
Total earning assets [a]	82,690,946	920,209	4.51	78,841,127	757,963	3.90
Allowance for loan losses	(909,663)			(844,248)
Unrealized loss on debt securities available for sale	(187,905)			(228,187)
Other assets	11,392,498			10,002,217
Total assets	$92,985,876			$87,770,909

Liabilities and Shareholder's Equity
Interest bearing liabilities:
Interest bearing demand deposits	$8,685,693	$20,346	0.95	$8,195,605	$9,581	0.47
Savings and money market accounts	27,218,571	76,909	1.15	25,526,343	38,890	0.62
Certificates and other time deposits	16,116,509	85,099	2.14	14,109,950	48,876	1.40
Total interest bearing deposits	52,020,773	182,354	1.42	47,831,898	97,347	0.83
FHLB and other borrowings	4,290,724	37,626	3.56	3,310,286	24,756	3.03
Federal funds purchased and securities sold under agreement to repurchase [b]	411,925	3,747	3.69	22,235	536	9.78
Other short-term borrowings	28,117	196	2.83	51,626	344	2.70
Total interest bearing liabilities	56,751,539	223,923	1.60	51,216,045	122,983	0.97
Noninterest bearing deposits	20,183,069			21,581,905
Other noninterest bearing liabilities	2,410,613			1,882,541
Total liabilities	79,345,221			74,680,491
Shareholder's equity	13,640,655			13,090,418
Total liabilities and shareholder's equity	$92,985,876			$87,770,909

Net interest income/ net interest spread		696,286	2.91%		634,980	2.93%
Net yield on earning assets			3.41%			3.27%

Total taxable equivalent adjustment		13,197			12,375

Net interest income		$683,089			$622,605
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months			Three Months Ended
	Ended March 31,		%	2019	2018
	2019	2018	Change	March 31	December 31	September 30	June 30	March 31
NONINTEREST INCOME
Service charges on deposit accounts	$58,908	$56,161	5	$58,908	$61,606	$60,325	$58,581	$56,161
Card and merchant processing fees	46,002	39,678	16	46,002	46,982	44,219	44,048	39,678
Investment services sales fees	26,696	30,108	(11)	26,696	24,476	28,286	29,782	30,108
Investment banking and advisory fees	18,857	23,896	(21)	18,857	15,286	13,956	24,546	23,896
Money transfer income	21,981	20,688	6	21,981	23,632	23,441	23,920	20,688
Corporate and correspondent investment sales	6,892	12,056	(43)	6,892	10,774	12,490	16,355	12,056
Asset management fees	10,767	10,770	—	10,767	10,909	11,143	10,989	10,770
Mortgage banking	4,937	8,397	(41)	4,937	3,755	6,717	7,964	8,397
Bank owned life insurance	4,584	4,215	9	4,584	4,635	4,597	4,375	4,215
Other	49,178	51,856	(5)	49,178	68,551	53,285	49,459	51,856
	248,802	257,825	(3)	248,802	270,606	258,459	270,019	257,825
Investment securities gains, net	8,958	—	—	8,958	—	—	—	—
Total noninterest income	$257,760	$257,825	—	$257,760	$270,606	$258,459	$270,019	$257,825

NONINTEREST EXPENSE
Salaries, benefits and commissions	$292,716	$289,440	1	$292,716	$285,820	$292,679	$286,852	$289,440
Equipment	65,394	63,360	3	65,394	66,806	63,739	63,660	63,360
Professional services	63,896	60,645	5	63,896	79,529	68,403	68,577	60,645
Net occupancy	40,941	40,422	1	40,941	41,161	42,514	42,671	40,422
Money transfer expense	14,978	13,721	9	14,978	15,995	16,120	16,302	13,721
Marketing	10,393	8,787	18	10,393	15,884	12,381	11,814	8,787
Communications	5,401	5,263	3	5,401	9,241	10,827	5,251	5,263
Other	88,254	81,275	9	88,254	87,556	98,847	84,418	81,275
Total noninterest expense	$581,973	$562,913	3	$581,973	$601,992	$605,510	$579,545	$562,913

BBVA COMPASS BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended March 31,
	2019	2018
NON-GAAP RECONCILIATION

Computation of Operating Income:
Net interest income (GAAP)	$683,089	$622,605
Plus: noninterest income (GAAP)	257,760	257,825
Less: noninterest expense (GAAP)	581,973	562,913
Operating income (non-GAAP)	$358,876	$317,517

Computation of Average Tangible Equity:
Total stockholder's equity (average) (GAAP)	$13,640,655	$13,090,418
Less: Goodwill and other intangibles (average) (GAAP)	5,035,591	5,039,246
Average tangible equity (non-GAAP) [B]	$8,605,064	$8,051,172
Net income (GAAP) [A]	$140,981	$208,690
Return on average tangible equity (non-GAAP) ([A]/[B], annualized)	6.64%	10.51%

Computation of Efficiency Ratio:
Noninterest expense (GAAP) [A]	$581,973	$562,913
Plus: net interest income, taxable equivalent basis	$696,286	$634,980
Plus: noninterest income (GAAP)	257,760	257,825
Less: investment securities gains, net (GAAP)	8,958	—
Total revenue [B]	$945,088	$892,805
Efficiency ratio (non-GAAP) ([A]/[B])	61.58%	63.05%

BBVA COMPASS BANCSHARES, INC SUPPLEMENTAL LOAN PORTFOLIO INFORMATION (Unaudited) (In Thousands)

	At or Quarter Ended March 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$54,216	$17,813	$8,144	$461,029	$18,910	$24,721,818	$25,281,930	$4,743
Real estate – construction	13,582	1,707	533	1,298	111	1,928,116	1,945,347	(1,410)
Commercial real estate – mortgage	4,679	322	1,160	109,447	3,811	12,835,777	12,955,196	(27)
Residential real estate – mortgage	78,538	22,384	9,007	163,463	59,167	13,063,837	13,396,396	929
Equity lines of credit	15,355	4,035	1,471	34,999	—	2,660,447	2,716,307	575
Equity loans	2,920	1,050	34	9,840	26,188	248,137	288,169	(81)
Credit card	9,394	7,465	18,499	—	—	797,474	832,832	15,243
Consumer – direct	35,620	20,432	17,251	4,725	3,854	2,452,034	2,533,916	53,874
Consumer – indirect	78,610	24,600	7,781	21,843	—	3,674,618	3,807,452	27,666
Total loans	$292,914	$99,808	$63,880	$806,644	$112,041	$62,382,258	$63,757,545	$101,512
Loans held for sale	$—	$—	$—	$—	$—	$1,273,821	$1,273,821	$—

	At or Quarter Ended December 31, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$17,257	$11,784	$8,114	$400,389	$18,926	$26,105,849	$26,562,319	$38,786
Real estate – construction	218	8,849	544	2,851	116	1,984,959	1,997,537	(24)
Commercial real estate – mortgage	11,678	3,375	2,420	110,144	3,661	12,885,518	13,016,796	470
Residential real estate – mortgage	80,366	29,852	5,927	167,099	57,446	13,081,466	13,422,156	247
Equity lines of credit	14,007	5,109	2,226	37,702	—	2,688,173	2,747,217	(656)
Equity loans	3,471	843	180	10,939	26,768	256,413	298,614	(35)
Credit card	9,516	7,323	17,011	—	—	784,458	818,308	11,231
Consumer – direct	37,336	19,543	13,336	4,528	2,684	2,476,161	2,553,588	38,508
Consumer – indirect	100,434	32,172	9,791	17,834	—	3,609,788	3,770,019	23,771
Total loans	$274,283	$118,850	$59,549	$751,486	$109,601	$63,872,785	$65,186,554	$112,298
Loans held for sale	$—	$—	$—	$—	$—	$68,766	$68,766	$—

	At or Quarter Ended September 30, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$38,512	$16,416	$9,609	$290,239	$522	$26,300,781	$26,656,079	$13,975
Real estate – construction	3,252	5,278	532	12,882	121	2,096,427	2,118,492	(23)
Commercial real estate – mortgage	31,792	18,349	502	104,976	3,753	12,237,632	12,397,004	2,035
Residential real estate – mortgage	87,426	30,373	3,697	159,721	59,082	13,062,173	13,402,472	2,090
Equity lines of credit	13,556	4,298	1,186	35,125	—	2,655,566	2,709,731	(19)
Equity loans	2,082	1,042	241	10,378	28,383	266,712	308,838	45
Credit card	8,601	6,449	13,157	—	—	735,479	763,686	9,686
Consumer – direct	30,153	14,455	8,988	3,184	1,189	2,364,239	2,422,208	28,765
Consumer – indirect	86,310	23,587	6,853	11,654	—	3,550,365	3,678,769	23,017
Total loans	$301,684	$120,247	$44,765	$628,159	$93,050	$63,269,374	$64,457,279	$79,571
Loans held for sale	$—	$—	$—	$—	$—	$73,569	$73,569	$—

	At or Quarter Ended June 30, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$55,116	$12,405	$3,597	$323,287	$5,722	$26,248,260	$26,648,387	$10,567
Real estate – construction	579	163	540	13,289	125	2,115,565	2,130,261	287
Commercial real estate – mortgage	20,450	2,826	3,211	105,409	3,945	11,659,635	11,795,476	(5,505)
Residential real estate – mortgage	76,693	27,972	5,026	162,892	59,940	13,017,967	13,350,490	1,558
Equity lines of credit	10,661	4,384	2,191	34,269	237	2,627,974	2,679,716	453
Equity loans	3,519	882	306	10,153	29,303	281,302	325,465	(443)
Credit card	6,353	4,733	11,931	—	—	681,617	704,634	11,299
Consumer – direct	24,060	9,577	6,313	1,073	470	2,098,439	2,139,932	29,876
Consumer – indirect	79,600	22,616	6,028	12,619	—	3,395,753	3,516,616	15,259
Total loans	$277,031	$85,558	$39,143	$662,991	$99,742	$62,126,512	$63,290,977	$63,351
Loans held for sale	$—	$—	$—	$—	$—	$52,041	$52,041	$—

	At or Quarter Ended March 31, 2018
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$15,427	$12,230	$5,420	$284,699	$5,231	$26,036,120	$26,359,127	$8,395
Real estate – construction	450	240	1,918	14,183	129	2,139,936	2,156,856	(89)
Commercial real estate – mortgage	8,552	3,220	2,229	115,285	4,182	11,394,819	11,528,287	114
Residential real estate – mortgage	73,335	33,993	5,975	169,778	62,171	12,961,735	13,306,987	1,380
Equity lines of credit	12,063	4,611	2,371	36,350	236	2,602,229	2,657,860	160
Equity loans	4,495	983	379	11,429	29,546	297,705	344,537	(69)
Credit card	6,438	5,089	11,845	—	—	633,658	657,030	9,874
Consumer – direct	16,919	8,569	7,929	4,211	490	1,818,325	1,856,443	25,412
Consumer – indirect	77,153	21,092	7,838	11,275	—	3,223,376	3,340,734	22,541
Total loans	$214,832	$90,027	$45,904	$647,210	$101,985	$61,107,903	$62,207,861	$67,718
Loans held for sale	$—	$—	$—	$—	$—	$76,401	$76,401	$—

BBVA COMPASS BANCSHARES, INC. BALANCE SHEET (Unaudited) (In Thousands)

	2019	2018
	March 31	December 31	September 30	June 30	March 31
Assets:
Cash and due from banks	$1,143,541	$1,217,319	$1,122,747	$1,138,034	$1,098,345
Federal funds sold, securities purchased under agreements to resell and interest bearing deposits	4,864,920	2,115,307	2,404,164	2,438,585	2,424,987
Cash and cash equivalents	6,008,461	3,332,626	3,526,911	3,576,619	3,523,332
Trading account assets	306,123	237,656	216,749	277,694	216,465
Debt securities available for sale	9,297,018	10,981,216	11,134,860	11,293,724	11,434,152
Debt securities held to maturity	4,575,041	2,885,613	2,490,568	2,198,186	1,975,729
Loans held for sale	1,273,821	68,766	73,569	52,041	76,401
Loans	63,757,545	65,186,554	64,457,279	63,290,977	62,207,861
Allowance for loan losses	(966,022)	(885,242)	(875,393)	(860,000)	(832,071)
Net loans	62,791,523	64,301,312	63,581,886	62,430,977	61,375,790
Premises and equipment, net	1,125,676	1,152,958	1,155,795	1,170,798	1,189,253
Bank owned life insurance	740,764	736,171	731,527	728,703	724,600
Goodwill	4,983,296	4,983,296	4,983,296	4,983,296	4,983,296
Other assets	2,740,863	2,267,560	2,152,495	2,042,624	2,109,484
Total assets	$93,842,586	$90,947,174	$90,047,656	$88,754,662	$87,608,502
Liabilities:
Deposits:
Noninterest bearing	$20,403,716	$20,183,876	$20,968,391	$21,433,218	$21,792,498
Interest bearing	53,976,592	51,984,111	49,409,666	48,714,490	48,147,914
Total deposits	74,380,308	72,167,987	70,378,057	70,147,708	69,940,412
FHLB and other borrowings	4,011,160	3,987,590	5,045,302	4,157,284	3,322,940
Federal funds purchased and securities sold under agreements to repurchase	188,024	102,275	78,004	185,511	5,933
Other short-term borrowings	30,975	0	68,714	81,547	29,999
Accrued expenses and other liabilities	1,504,582	1,176,793	1,135,092	991,968	1,165,079
Total liabilities	80,115,049	77,434,645	76,705,169	75,564,018	74,464,363
Shareholder’s Equity:
Preferred stock	229,475	229,475	229,475	229,475	229,475
Common stock — $0.01 par value	2,230	2,230	2,230	2,230	2,230
Surplus	14,542,166	14,545,849	14,695,197	14,699,773	14,814,744
Retained deficit	(927,877)	(1,107,198)	(1,302,525)	(1,476,614)	(1,660,417)
Accumulated other comprehensive loss	(148,135)	(186,848)	(311,422)	(293,323)	(271,431)
Total BBVA Compass Bancshares, Inc. shareholder’s equity	13,697,859	13,483,508	13,312,955	13,161,541	13,114,601
Noncontrolling interests	29,678	29,021	29,532	29,103	29,538
Total shareholder’s equity	13,727,537	13,512,529	13,342,487	13,190,644	13,144,139
Total liabilities and shareholder’s equity	$93,842,586	$90,947,174	$90,047,656	$88,754,662	$87,608,502

BBVA COMPASS BANCSHARES, INC. INCOME STATEMENTS (Unaudited) (In Thousands)

	Three Months Ended
	2019	2018
	March 31	December 31	September 30	June 30	March 31
Interest income:
Interest and fees on loans	$800,488	$787,858	$751,470	$711,006	$663,935
Interest on debt securities available for sale	53,522	59,028	53,201	53,792	56,602
Interest on debt securities held to maturity	29,495	19,993	16,110	13,062	12,426
Interest on trading account assets	539	704	833	924	750
Interest and dividends on other earning assets	22,968	19,340	17,449	14,916	11,875
Total interest income	907,012	886,923	839,063	793,700	745,588
Interest expense:
Interest on deposits	182,354	163,722	139,898	116,323	97,347
Interest on FHLB and other borrowings	37,626	36,573	37,131	31,912	24,756
Interest on federal funds purchased and securities sold under agreements to repurchase	3,747	3,849	3,169	1,399	536
Interest on other short-term borrowings	196	591	579	567	344
Total interest expense	223,923	204,735	180,777	150,201	122,983
Net interest income	683,089	682,188	658,286	643,499	622,605
Provision for loan losses	182,292	122,147	94,964	91,280	57,029
Net interest income after provision for loan losses	500,797	560,041	563,322	552,219	565,576
Noninterest income:
Service charges on deposit accounts	58,908	61,606	60,325	58,581	56,161
Card and merchant processing fees	46,002	46,982	44,219	44,048	39,678
Investment services sales fees	26,696	24,476	28,286	29,782	30,108
Investment banking and advisory fees	18,857	15,286	13,956	24,546	23,896
Money transfer income	21,981	23,632	23,441	23,920	20,688
Corporate and correspondent investment sales	6,892	10,774	12,490	16,355	12,056
Asset management fees	10,767	10,909	11,143	10,989	10,770
Mortgage banking	4,937	3,755	6,717	7,964	8,397
Bank owned life insurance	4,584	4,635	4,597	4,375	4,215
Investment securities gains, net	8,958	—	—	—	—
Other	49,178	68,551	53,285	49,459	51,856
Total noninterest income	257,760	270,606	258,459	270,019	257,825
Noninterest expense:
Salaries, benefits and commissions	292,716	285,820	292,679	286,852	289,440
Equipment	65,394	66,806	63,739	63,660	63,360
Professional services	63,896	79,529	68,403	68,577	60,645
Net occupancy	40,941	41,161	42,514	42,671	40,422
Money transfer expense	14,978	15,995	16,120	16,302	13,721
Marketing	10,393	15,884	12,381	11,814	8,787
Communications	5,401	9,241	10,827	5,251	5,263
Other	88,254	87,556	98,847	84,418	81,275
Total noninterest expense	581,973	601,992	605,510	579,545	562,913
Net income before income tax expense	176,584	228,655	216,271	242,693	260,488
Income tax expense	35,603	32,829	41,756	58,295	51,798
Net income	140,981	195,826	174,515	184,398	208,690
Less: net income attributable to noncontrolling interests	556	499	426	595	461
Net income attributable to BBVA Compass Bancshares, Inc.	$140,425	$195,327	$174,089	$183,803	$208,229